Exhibit 10.31

CONSULTING AGREEMENT

THIS AGREEMENT is dated for reference the 23rd day of July, 2004.

BETWEEN:

Bulldog Technologies Inc., a body corporate with offices at 301 — 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(the “Company”)

AND:

Aurelius Consulting Group, Inc., a body corporate with a business address at Maitland City Plaza, 225 S. Swoope Avenue, Suite 214, Maitland, Florida, USA, 32751

(the “Contractor”)

WHEREAS:

A.         The Company desires to retain the Contractor to provide the Company with the investor relation services detailed in Schedule A hereto (the “Services”), and

B.         The Contractor has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

            NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1         Appointment of Contractor. The Company hereby appoints the Contractor to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2         Performance of Services. The Services hereunder shall be provided on the basis of the following terms and conditions:

(a)	the Contractor shall report directly to the Chief Executive Officer and/or President of the Company;

(b)	the Contractor shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Contractor shall provide any other services not specifically mentioned herein, but which by reason of the Contractor’s capability the Contractor knows or ought to know to be necessary to ensure that the best interests of the Company are maintained; and

(c)	the Company shall report the results of the Contractor’s duties hereunder as may be requested by the Company from time to time.

1.3         Authority of Contractor. The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4         Independent Contractor. In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide the Services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor’s behalf and the Contractor or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2
CONTRACTOR’S AGREEMENTS

2.1         Expense Statements. The Contractor may incur expenses in the name of the Company as agreed in advance in writing by the Company, provided that such expenses relate solely to the carrying out of the Services. The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis. The Contractor agrees to obtain approval from the Company in writing for any individual expense of $100 or greater or any aggregate expense in excess of $100 incurred in any given month by the Contractor in connection with the carrying out of the Services.

2.2         Regulatory Compliance. The Contractor agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

2.3         Prohibition Against Insider Trading. The Contractor hereby acknowledges that the Contractor is aware, and further agrees that the Contractor will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3
COMPANY’S AGREEMENTS

3.1         Cash Compensation. As partial compensation for the Services rendered by the Contractor pursuant to this Agreement, the Company agrees to pay a monthly cash retainer fee of $5,000 per month during the Term of this Agreement. The cash retainer fee for the first three (3) months of the Term (the “Initial Period”), totalling $15,000, is payable in advance within five business days following execution and delivery of this Agreement by both parties.

3.2         Compensation Shares. The balance of the compensation for the Services rendered by the Contractor pursuant to this Agreement shall be payable in shares of the Company’s common stock (the “Compensation Shares”) at the rate of 5,000 Compensation Shares for each month of the Term, subject to the following terms and conditions:

(a)	the Contractor shall be entitled to receive a certificate representing 15,000 Compensation Shares (the “Advance Compensation Shares”) within five business days following the execution and delivery of this Agreement by both parties, as advance payment for Services to be rendered during the Initial Period;

(b)	the Advance Compensation Shares shall remain assessable until such time that the Services deliverable by the Contractor during such Initial Period have been fully rendered, and shall therefore be subject to restrictions on transfer under the NRS 78.211 of the Nevada General Corporations Law until such time that they have been fully paid for by the provision of such Services; and

(c)	5,000 additional Compensation Shares shall be issued to the Contractor at the end of each of the last three months of the Term, as fully paid and non-assessable, provided that the Contractor has rendered Services in each of those months as required by this Agreement.

3.3         Clawback of Unpaid Compensation Shares. The Contractor acknowledges and agrees that any assessable Advance Compensation Shares will be subject to cancellation in the event that this Agreement is terminated for any reason before such Advance Compensation Shares have been paid fully for by the provision of Services, and that the Company’s obligation to issue the balance of the Compensation Shares which have not been fully paid for will terminate immediately upon early termination of this Agreement. If the Agreement is terminated prior to the end of a month, the number of Compensation Shares that the Contractor is entitled to receive in respect of such month shall be calculated by reference to the following formula:

5,000 X A
B

where:

A = to the number of days of the month up to and including the date of termination, and

B = the number of days of the month.

For greater certainty:

(a)	the first month will be begin on the Effective Date (as defined herein), and each succeeding month will be begin on the day of the month corresponding to the Effective Date; and

(b)	no fractional Compensation Shares will be issued but the Contractor will be entitled to receive one whole Compensation Share if, but for this section, the Contractor would otherwise be entitled to receive a fractional Compensation Share.

3.4         Voting of Compensation Shares. The Contractor covenants and agrees that, with respect to the Compensation Shares that it receives, it shall, at all times that it is the beneficial owner of such shares, vote such shares on all matters coming before it as a stockholder of the Company in the same manner as the majority of the board of directors of the Company shall recommend.

3.5         Information. Subject to the terms of this Agreement, including without limitation Article 5 hereof, and provided that the Contractor agrees that it will not disclose any material non-public information to any person or entity, the Company shall make available to the Contractor such information and data and shall permit the Contractor to have access to such documents as are reasonably necessary to enable it to perform the Services under this Agreement. The Company also agrees that it will act reasonably and promptly in reviewing materials submitted to it from time to time by the Contractor and inform the Contractor of any material inaccuracies or omissions in such materials.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1         Effective Date. This Agreement shall become effective as of the 23rd day of July, 2004 (the “Effective Date”), and shall continue for a period of six (6) months (the “Term”) from the Effective Date or until earlier terminated pursuant to the terms of this Agreement.

4.2         Termination. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon delivery of written notice to the Contractor if:

(a)	the Contractor breaches section 2.2 of this Agreement;

(b)	the Contractor breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Contractor;

(c)	the Company acting reasonably determines that the Contractor has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(d)	the Contractor is unable or unwilling to perform the Services under this Agreement,

(e)	the Contractor commits fraud, serious neglect or misconduct in the discharge of the Services;

(f)	there is a change in control of the Contractor;

(g)	the Contractor winds up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(h)	a receiver or other custodian (interim or permanent) of any of the assets of the Contractor is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the Contractor or its assets.

4.3         Duties Upon Termination. Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b)	all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days’ notice to the Company.

4.4         Compensation of Contractor on Termination. Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company.

ARTICLE 5
CONFIDENTIALITY AND NON-COMPETITION

5.1         Maintenance of Confidential Information. The Contractor acknowledges that in the course of its appointment hereunder the Contractor will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the “Confidential Information”). For the purposes of this Agreement, “Confidential Information” includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Contractor acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Contractor covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Contractor, the Contractor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2         Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;

(b)	becomes part of the public domain through no fault of the Contractor;

(c)	is already in the lawful possession of the Contractor at the time of receipt of the Confidential Information; or

(d)	is compelled by applicable law to be disclosed, provided that the Contractor gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

5.3         Developments. Any information, data, work product or any other thing or documentation whatsoever which the Contractor, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Contractor’s appointment with the Company or which the Contractor, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the “Developments”) during the Term or at any time thereafter during which the Contractor is engaged by the Company that is related to the business of designing and supplying security systems for the cargo transit industry shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Contractor does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Contractor during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4         Protection of Developments. The Contractor does hereby agree that, both before and after the termination of this Agreement, the Contractor shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Contractor on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Contractor hereby designates and appoints the Company and its duly authorized officers and agents as the Contractor’s agent and attorney to act for and in the Contractor’s behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Contractor.

5.5         Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Contractor of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Contractor agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.6         Reasonable Restrictions. The Contractor agrees that all restrictions in this Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Contractor.

ARTICLE 6
DEVOTION TO CONTRACT

6.1         Devotion to Contract. During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall, and shall cause each of its agents assigned to performance of the Services on behalf of the Contractor, to:

(a)	at all times perform the Services faithfully, diligently, to the best of its abilities and in the best interests of the Company;

(b)	devote such of its time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c)	refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

6.2         Other Activities. The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

ARTICLE 7
PRIVATE PLACEMENT OF COMPENSATION SHARES

7.1         Documents Required from Contractor. The Contractor must complete, sign and return to the Company an acknowledgment letter in the form attached as Exhibit A (the “Acknowledgment Letter”).

7.2         Additional Deliveries. The Contractor shall complete, sign and return to the Company as soon as possible, on request by the Company, such additional documents, notices and undertakings as may be required by regulatory authorities and applicable law.

7.3          Acknowledgements of Contractor The Contractor acknowledges and agrees that:

(a)	the Compensation Shares to be issued pursuant to the terms of this Agreement will not be registered under the United States Securities Act of 1933 (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an effective registration statement under the 1933 Act, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the Compensation Shares will be subject in the United States to a one (1) year hold period from the date of issuance of the Compensation Shares unless such Compensation Shares are registered with the Securities and Exchange Commission (“SEC”);

(c)	the Company has not undertaken the registration of, and will have no obligation to register any of, the Compensation Shares under the 1933 Act;

(d)	the Contractor has received a copy of each of the following documents (collectively, the “Company Information”):

(i)	the Company’s registration statement on Form SB-2 in its registration statement on Form SB-2, filed with the SEC on May 17, 2004 and declared effective by the SEC on June 2, 2004;

(ii)	the Company’s quarterly report Form 10-QSB for the quarter ended May 31, 2004, filed with the SEC on July 15, 2004; and

(iii)	the current reports of the Company on Form 8-K, filed with the SEC on, respectively, June 3, 2004, June 9, 2004, July 28, 2004 and July 12, 2004;

(e)	the decision to execute this Agreement and purchase the Compensation Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company other than those made by the Company in the Company Information, and a brief description of the Compensation Shares offered and the use of proceeds attached hereto as Exhibit B, and such decision is based entirely upon a review of the Company Information and the information contained in Exhibit B;

(f)	it will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Contractor contained herein or in any document furnished by the Contractor to the Company in connection herewith being untrue in any material respect or any breach or failure by the Contractor to comply with any covenant or agreement made by the Contractor to the Company in connection therewith;

(g)	the issuance and sale of the Compensation Shares to the Contractor will not be completed if it would be unlawful;

(h)	the Compensation Shares are not listed on any stock exchange or subject to quotation and no representation has been made to the Contractor that the Compensation Shares will become listed on any other stock exchange or subject to quotation on any other quotation system except that market makers are currently making markets in the Company’s common stock on the OTC Bulletin Board;

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Compensation Shares;

(j)	there is no government or other insurance covering the Compensation Shares;

(k)	there are risks associated with an investment in the Compensation Shares, including the risk that the Contractor could lose all of its investment;

(l)	the Company has advised the Contractor that the Company is relying on certain exemptions from the requirements under the Securities Act (British Columbia) (the “BC Act”) to provide the Contractor with a prospectus and to sell the Compensation Shares through a person registered to sell securities under the BC Act and, as a consequence of acquiring the Compensation Shares pursuant to such exemptions, certain protections, rights and remedies provided by the BC Act, including statutory rights of rescission or damages, will not be available to the Contractor;

(m)	the Contractor and the Contractor’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Compensation Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(n)	the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Contractor during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Compensation Shares hereunder have been made available for inspection by the Contractor, the Contractor’s lawyer and/or advisor(s);

(o)	in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Contractor’s ability to resell the Compensation Shares in British Columbia, where the Company’s principal business office is located, under BC Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(p)	the Company will refuse to register any transfer of the Compensation Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(q)	the statutory and regulatory basis for the exemption claimed for the offer of the Compensation Shares, although in technical compliance with Regulation D, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(r)	the Contractor has been advised to consult the Contractor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Compensation Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Contractor is resident in connection with the distribution of the Compensation Shares hereunder, and

(ii)	applicable resale restrictions.

7.4         Representations, Warranties and Covenants of the Contractor. The Contractor hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:

(a)	the entering into of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Contractor;

(b)	the entering into of this Agreement and the transactions contemplated thereby will not result in the violation of any of the terms and provisions of any law applicable to the Contractor, or of any agreement, written or oral, to which the Contractor may be a party or by which the Contractor is or may be bound;

(c)	the Contractor has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Contractor enforceable against the Contractor in accordance with its terms;

(d)	the Contractor has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Compensation Shares and the Company;

(e)	all information contained in the Acknowledgment Letter is complete and accurate and may be relied upon by the Company;

(f)	the Contractor is acquiring the Compensation Shares as principal for the Contractor’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Compensation Shares;

(g)	the Contractor is not an underwriter of, or dealer in, the common shares of the Company, nor is the Contractor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Compensation Shares;

(h)	the Contractor is not aware of any advertisement of pertaining to the Company or any of the Compensation Shares;

(i)	no person has made to the Contractor any written or oral representations:

(i)	that any person will resell or repurchase any of the Compensation Shares;

(ii)	that any person will refund the purchase price of any of the Compensation Shares;

(iii)	as to the future price or value of any of the Compensation Shares; or

(iv)	that any of the Compensation Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Compensation Shares of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board; and

(j)	the Contractor is aware that it will not be able to rely on the resale provisions of Multilateral Instrument 45-102, adopted by the British Columbia Securities Commission, and that any subsequent trade in the Compensation Shares in any Province or territory of Canada will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

7.5         Legending of Compensation Shares. The Contractor hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Compensation Shares will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

7.6         Legending of Advance Compensation Shares. The Contractor hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable corporate laws of the State of Nevada, the certificate representing any of the Advance Compensation Shares will bear a legend in substantially the following form:

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO A CONTRACT FOR SERVICES DATED JULY ___, 2004 ON AN UNPAID AND ASSESSABLE BASIS, AND REMAIN SUBJECT TO RESTRICTIONS ON TRANSFER UNTIL SUCH TIME THAT THEY ARE FULLY PAID FOR BY THE PROVISION OF SERVICES THEREUNDER. IF THE SERVICES ARE NOT FULLY PERFORMED THESE SECURITIES MAY BE CANCELLED IN WHOLE OR IN PART.

7.7         The Contractor hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

ARTICLE 8
MISCELLANEOUS

8.1         Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company, to:

Bulldog Technologies Inc. 301 — 11120 Horseshoe Way Richmond, British Columbia, Canada V7A 5H7

Attention: President

Facsimile: 604-271-8654

(b) and in the case of the Contractor to:

Aurelius Consulting Group, Inc. Maitland City Plaza 225 S. Swoope Avenue, Suite 214 Maitland, Florida, USA 32751

Attention: President

Facsimile: (407) 644-0758

8.2         Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

8.3        Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Contractor by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

8.4         Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

8.5         Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

8.6 Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

8.7         Assignment. Except as herein expressly provided, the respective rights and obligations of the Contractor and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Contractor and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.8         Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

8.9         Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

8.10         Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

8.11         Time. Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, “business day” means a day which is not Saturday or Sunday or a statutory holiday in Richmond, British Columbia, Canada, or Maitland, Florida, USA.

8.12         Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Contractor and the personal legal representatives of the Contractor.

8.13         Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

8.14         Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

8.15         Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

8.16         Proper Law. This Agreement will be governed by and construed in accordance with the law of British Columbia. The parties hereby attorn to the jurisdiction of the Courts in the Province of British Columbia.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

Bulldog Technologies Inc.

Per: /s/ John Cockburn
Authorized Signatory
Name: John Cockburn
Title: President and CEO

Aurelius Consulting Group, Inc.

Per: /s/ Dave Gentry
Authorized Signatory
Name: Dave Gentry
Title: President

SCHEDULE A

Pursuant to the Consulting Agreement, the Contractor will perform the following services:

1.	Introduce the Company to its broker network;

2.	Disseminate public information about the Company;

3.	Organize teleconferences and/or meetings with small-cap brokerage firms and brokers to develop support for the Company’s stock and research coverage;

4.	Quantify book buying activity;

5.	Strategic advice and other customary investor relation services;

6.	Organize meetings with small-cap institutional investors, analysts and fund managers;

7.	Organize meetings with micro-cap institutional investors; and

8.	Answer and respond to any calls regarding the Company from firms, individuals, shareholders of the Company and brokers.

EXHIBIT A

Bulldog Technologies Inc.
301 — 11120 Horseshoe Way
Richmond, British Columbia
Canada V7A 5H7

Attention:	John Cockburn President and Chief Executive Officer

Dear Sirs:

Re:	Consulting Agreement between Bulldog Technologies Inc. and Aurelius Consulting Group, Inc. dated July ___, 2004 (the "Agreement")

In order to qualify for an exemption from registration under Rule 506 of Regulation D, Aurelius Consulting Group, Inc. (“Aurelius”) acknowledges that it is not an accredited investor as defined by Rule 501(a) and as such makes the following declarations:

1.	Aurelius acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the shares of common stock (the “Securities”) proposed for issuance to Aurelis by Bulldog Technologies Inc. (the “Company”) pursuant to the Agreement;

2.	Aurelius acknowledges receipt of the following specified information a reasonable time prior to purchase of the Securities:

(a)	the Company’s registration statement on Form SB-2 in its registration statement on Form SB-2, filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2004 and declared effective by the SEC on June 2, 2004;

(b)	the Company’s quarterly report Form 10-QSB for the quarter ended May 31, 2004, filed with the SEC on July 15, 2004;

(c)	the current reports of the Company on Form 8-K, filed with the SEC on, respectively, June 3, 2004, June 9, 2004, July 28, 2004 and July 12, 2004; and

(d)	a brief description of the securities being offered and the use of proceeds from the offering of the Securities.

3.	Aurelius further acknowledges that at a reasonable time prior to the purchase of the Securities, it has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished.

4.	Aurelius agrees that the Securities will be subject to resale restrictions under the laws of the United States and that the following restrictive legend may be placed on certificates representing such Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Yours truly,

AURELIUS CONSULTING GROUP, INC.
Per:

Authorized Signatory

EXHIBIT B

Consulting Agreement Between
Bulldog Technologies Inc. and Aurelius Consulting Group, Inc.
Dated July ____, 2004
(the “Agreement”)

Description of Securities

Bulldog Technologies Inc. (the “Company”) is authorized to issue 100,000,000 shares of common stock with a par value of $0.001, and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of June 30, 2004, there are 23,327,011 shares of common stock, and no shares of preferred stock, issued and outstanding.

Under its bylaws, the Company may issue one or more classes or series of shares, or both, and any class or series of shares, including its preferred stock, may have full, limited, or no voting rights, and may also have such other preferences, rights, privileges and restrictions as are stated or authorized in the Company’s Articles of Incorporation. All shares of any one class must have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class of shares is divided into series, all the shares of any one series must have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. The Company has not paid any dividends on its common stock and does not anticipate paying any cash dividends on such stock in the foreseeable future.

Presently, the Company’s Articles of Incorporation do not designate any series of preferred stock, and attach no specific preferences, rights, privileges or restrictions to the preferred stock as a class.

Use of Proceeds

The Company will not receive any cash proceeds from the offering of common stock contemplated by the Agreement. The Common Shares will be issued to Aurelius Consulting Group, Inc. (“Aurelius”) in partial consideration for the services to be rendered by Aurelius under the Agreement.